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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                               November 18, 1997
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                Date of Report (Date of Earliest Event Reported)


                                 HARBOR BANCORP
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             (Exact name of registrant as specified in its charter)


                         Commission File Number 0-22733
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                California                           95-3764395
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    (State or other jurisdiction of               (I.R.S. Employer
    incorporation or organization)              (Identification No.)


                     11 Golden Shore, Long Beach, CA, 90802
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                    (Address of principal executive offices)


                                 (562) 491-1111
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              (Registrant's telephone number, including area code)


                                 Not Applicable
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         (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS.

        The shareholders of Harbor Bancorp ("HB") on November 18, 1997 approved an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which HB agreed, among other things, to merge with and into City National Corporation ("CNC"), (the "Merger"). Under the terms of the Merger, each shareholder of HB will receive a combination of cash and stock in CNC based upon a purchase price of $24.10 per share of HB common stock. Consummation of the Merger is anticipated to occur in January 1998.

        As contemplated by the Merger Agreement, HB granted CNC an option to acquire up to 19.9% of HB's common stock under certain circumstances. In addition, each director of HB entered into an agreement with CNC pursuant to which each agreed, in his capacity as shareholder, to vote his shares in favor of the Merger.


                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: December 17, 1997                      HARBOR BANCORP

                                              By: /s/ DALLAS E. HAUN
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                                                      Dallas E. Haun
                                                      Vice President



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